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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP) Multimanager Core Bond Portfolio (AXA-VIP)
    AZL Enhanced Bond Index Fund (AZ-CORE)
    BlackRock Allocation Target Shares: Series C Portfolio (BATSC)
    BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock Core Bond Portfolio (BR-CORE)
    BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Investment Grade Bond Portfolio (BR-IG)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    BlackRock Macro Themes Fund - Fixed Income Sleeve (BRMT-FI)
    BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
    BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    Consulting Group Capital Markets Funds (CG-CGCM)
    Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    Nationwide Bond Index Fund (NW-BI)
    NVIT Bond Index Fund (NW-GBI)
    JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
    (SMF_PRUTR)
    UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  03-17-2016

Security Type:                  BND/CORP

Issuer                          American International Group, Inc. (2026)

Selling Underwriter             U.S. Bancorp Investments, Inc, DEUTSCHE BANK
                                SECURITIES INC.

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Barclays Capital Inc., Deutsche Bank
                                Securities Inc., RBC Capital Markets, LLC,
                                U.S. Bancorp Investments, Inc., Mizuho
                                Securities USA Inc., SMBC Nikko Securities
                                America, Inc., ANZ Securities, Inc., ING
                                Financial Markets LLC, nabSecurities, LLC,
                                Natixis Securities Americas LLC, PNC Capital
                                Markets LLC, Santander Investment Securities
                                Inc., Scotia Capital (USA) Inc., SG Americas
                                Securities, LLC, Standard Chartered Bank,
                                UniCredit Capital Markets LLC

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS

Date of Purchase           03-17-2016

Purchase Price/Share
(PER SHARE / % OF PAR)     $99.95  Total Commission, Spread or Profit   0.450%

1. Aggregate Principal Amount Purchased (a+b)                      $  350,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $   98,472,000

    b.  Other BlackRock Clients                                    $  251,528,000

2. Aggregate Principal Amount of Offering                          $1,500,000,000
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                    0.23333

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


Completed by:             Dipankar Banerjee                 Date:   03-21-2016
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   03-21-2016
                          --------------------------------         ------------
                          Global Syndicate Team Member

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in
                                    Section 2(a)(50) of the Investment Company
                                    Act of 1940;

                               (b)  the securities were offered at a fixed
                                    price to all purchasers in the offering
                                    (except for any rights to purchase
                                    securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d)  if the issuer is a "domestic issuer,"
                                    i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                    Exchange Act of 1934 or is required to
                                    file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Municipal Securities  The securities:

                               (a) are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                               (b) are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and

                               (c) either

                                   (1) are subject to no greater than moderate
                                       credit risk; or

                                   (2) if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering    The securities are sold in an offering where

                               (a) the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;

                               (b) the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                               (c) the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                             DEFINITION
U.S. Registered Public Offering. The securities offered are registered under the Securities Act of 1933 that are being offered to the public.